AMENDED AND RESTATED
BYLAWS
of
PIMCO CORPORATE INCOME FUND
Amended and Restated as of
June 18, 2002

ARTICLE 10
Shareholders Voting Powers and Meetings
      10.6	Advance Notice of Shareholder
Nominees for Trustees and Other Shareholder
Proposals.
	a.  As used in this Section 10.6,
the term annual meeting refers to any annual meeting of Shareholders as well as any special meeting held in lieu of an annual meeting as described in the first two sentences of Section
10.2 of these Bylaws, and the term special meeting refers to all meetings of Shareholders other than an annual meeting or a special meeting in lieu of an annual meeting.

      b.  The matters to be considered
and brought
before any annual or special meeting
of Shareholders
shall be limited to only such matters,
including
the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 10.6. Only persons who are nominated in accordance with the procedures set forth in this
Section 10.6 shall be eligible for
election as
Trustees, and no proposal to fix the
number of Trustees
shall be brought before an annual or
special meeting
of Shareholders or otherwise transacted
unless in
accordance with the procedures set forth in this
Section 10.6, except as may be otherwise provided in these Bylaws with respect to the right of holders of preferred shares of beneficial interest, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

        c.  For any matter to be properly
before
any annual meeting, the matter must be

	i. specified in the notice of
meeting given by or at the
direction of a majority of the Trustees
and a
majority of the Continuing Trustees
pursuant to
Section 10.2 of these Bylaws,
	ii. otherwise brought
before the meeting by or at the
direction of a
majority of the Continuing Trustees,
or any duly
authorized committee thereof, or
	iii. brought before the meeting
in the manner specified in this
Section 10.6.c by a Shareholder of
record entitled
to vote at the meeting or by a Shareholder, a Beneficial Owner, that holds Shares entitled to vote at the meeting through a nominee or street name holder of record and that can demonstrate to the Trust such indirect ownership and such Beneficial
Owners entitlement to vote such Shares,
provided
that the Shareholder was the Shareholder of record or the Beneficial Owner held such Shares at the time the notice provided for in this Section
10.6.c is
delivered to the Secretary.

      In addition to any other
requirements under
applicable law and the Declaration of
Trust and
these Bylaws, persons nominated by
Shareholders for
election as Trustees and any other
proposals by
Shareholders may be properly brought
before an
annual meeting only pursuant to
timely notice,
the Shareholder Notice, in writing
to the Secretary.
To be timely, the Shareholder Notice
must be delivered
to or mailed and received at the
principal executive
offices of the Trust not less than
forty five ,45, nor
more than sixty ,60, days prior to
the first anniversary
date of the date on which the Trust
first mailed its
proxy materials for the prior years
annual meeting,
provided, however, with respect to
the Trusts first
annual meeting, the Shareholder
Notice must be so
delivered or mailed and so
received on or before
January 1, 2003, provided further,
however, if and
only if the annual meeting is not
scheduled to be
held within a period that commences
thirty ,30, days
before the first anniversary date
of the annual
meeting for the preceding year and
ends thirty ,30,
days after such anniversary date ,
an annual meeting
date outside such period being
referred to herein
as an Other Annual Meeting Date,
such Shareholder
Notice must be given in the manner
provided herein
by the later of the close of business on

i. the date forty five ,45, days
prior to such Other
Annual Meeting Date or
ii. the tenth ,10th, business day
following the
date such Other Annual Meeting
Date is first
publicly announced or disclosed.

      Any Shareholder desiring to
nominate any
person or persons ,as the case may
be, for election
as a Trustee or Trustees of the Trust
shall deliver,
as part of such Shareholder Notice,
i. a statement
in writing setting forth
A. the name, age, date of
birth, business address, residence
address and
nationality of the person or
persons to be
nominated,
B. the class or series and number
of all Shares of the Trust owned
of record or
beneficially by each such person
or persons,
as reported to such Shareholder
by such nominees,
C. any other information regarding
each such
person required by paragraphs
a, d, e and f
of Item 401 of Regulation SK or
paragraph b. of
Item 22 of Rule 14a 101 ,Schedule
14A, under the
Securities Exchange Act of 1934,
as amended
,the Exchange Act, adopted by
the Securities
and Exchange Commission ,or
the corresponding
provisions of any regulation
or rule subsequently
adopted by the Securities
and Exchange Commission
or any successor agency
applicable to the Trust,
D. any other information
regarding the person or
persons to be nominated that
would be required to
be disclosed in a proxy
statement or other filings
required to be made in
connection with solicitation
of proxies for election of
Trustees or directors
pursuant to Section 14 of
the Exchange Act and
the rules and regulations
promulgated thereunder
and,
E. whether such Shareholder
believes any
nominee is or will be an
interested person of
the Trust ,as defined in the
Investment Company
Act of 1940, as amended, and,
if not
an interested person,
information regarding each
nominee that will be sufficient
for the Trust to
make such determination, and ii.
the written and
signed consent of the person or
persons to be
nominated to be named as
nominees and to serve as
Trustees if elected.  In
addition, the Trustees
may require any proposed
nominee to furnish such
other information as they
may reasonably require
or deem necessary to determine
the eligibility of
such proposed nominee to serve
as a Trustee.  Any
Shareholder Notice required by
this Section 10.6.c
in respect of a proposal to
fix the number of
Trustees shall also set forth
a description of and
the text of the proposal, which
description and text
shall state a fixed number of
Trustees that otherwise
complies with applicable law,
these Bylaws and the
Declaration of Trust.

      Without limiting the
foregoing, any Shareholder
who gives a Shareholder Notice
of any matter proposed
to be brought before a Shareholder
meeting ,whether or
not involving nominees for Trustees,
shall deliver,
as part of such Shareholder Notice,
i. the description
of and text of the proposal to be presented,
ii. a
brief written statement of the
reasons why such
Shareholder favors the proposal,
iii. such
Shareholders name and address as
they appear on
the Trusts books, iv. any other
information
relating to the Shareholder that
would be required
to be disclosed in a proxy
statement or other filings
required to be made in connection
with the
solicitation of proxies with
respect to the matters
proposed pursuant to Section 14
of the Exchange Act
and the rules and regulations
promulgated thereunder,
v. the class or series and number
of all Shares of
the Trust owned beneficially
and of record by such
Shareholder, vi. any material
interest of such
Shareholder in the matter proposed ,
other than as
a Shareholder, vii. a
representation that the
Shareholder intends to appear
in person or by
proxy at the Shareholder meeting
to act on the
matters proposed, viii. if the
proposal
involves nominees for Trustees,
a description
of all arrangements or understandings
between the
Shareholder and each proposed
nominee and any other
person or persons ,including their
names, pursuant
to which the nominations are to be
made by the
Shareholder, and ix. in the case of
a Beneficial
Owner, evidence establishing such
Beneficial Owners
indirect ownership of, and
entitlement to vote,
Shares at the meeting of
Shareholders.  As used
in this Section 10.6, Shares
beneficially owned
shall mean all Shares which
such person is deemed
to beneficially own pursuant
to Rules 13d3 and
13d5 under the Exchange Act.

      d.  For any matter to be
properly before
any special meeting, the matter
must be specified
in the notice of meeting given
by or at the
direction of a majority of the
Trustees and a
majority of the Continuing
Trustees pursuant to
Section 10.2 of these Bylaws.
In the event the
Trust calls a special meeting
for the purpose of
electing one or more Trustees,
any Shareholder may
nominate a person or persons ,
as the case may be,
for election to such positions
as specified in
the Trusts notice of meeting
if and only if the
Shareholder provides a notice
containing the
information required in the
Shareholder Notice
to the Secretary required
with respect to annual
meetings by Section 10.6.c
hereof, and such
notice is delivered to or
mailed and received
at the principal executive
office of the Trust
not later than the close of
business on the tenth
,10th, day following the day
on which the date of
the special meeting and of the
nominees proposed
by the Trustees to be elected
at such meeting are
publicly announced or disclosed.

      e.  For purposes of this
Section 10.6, a
matter shall be deemed to have
been ,publicly
announced or disclosed, if
such matter is
disclosed in a press release
reported by the
Dow Jones News Service,
Associated Press or
comparable national news
service, in a document
publicly filed by the Trust
with the Securities
and Exchange Commission,
or in a Web site
accessible to the public
maintained by the Trust
or by its investment adviser
or an affiliate of
such investment adviser with
respect to the Trust.

      f.  In no event shall
an adjournment or
postponement ,or a public
announcement thereof,
of a meeting of Shareholders
commence a new time
period ,or extend any time
period, for the giving
of notice as provided in this
Section 10.6.

      g.  The person presiding
at any meeting of
Shareholders, in addition to
making any other
determinations that may be
appropriate to the
conduct of the meeting, shall
have the power
and duty to
i. determine whether a nomination
or proposal of other matters
to be brought before
a meeting and notice thereof
have been duly made
and given in the manner
provided in this Section
10.6 and elsewhere in these
Bylaws and the
Declaration of Trust and
ii. if not so made or
given, to direct and declare
at the meeting that
such nomination and or such
other matters shall
be disregarded and shall not
be considered.
Any determination by the
person presiding shall
be binding on all parties
absent manifest error.

      h.  Notwithstanding
anything to the
contrary in this Section
10.6 or otherwise in
these Bylaws, unless required
by federal law,
no matter shall be considered
at or brought
before any annual or special
meeting unless
such matter has been approved
for these purposes
by a majority of the
Continuing Trustees and,
in particular, no Beneficial
Owner shall have
any rights as a Shareholder
except as may be
required by federal law.
Furthermore, nothing
in this Section 10.6 shall
be construed as
creating any implication or
presumption as to
the requirements of federal law.